UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2007 (February 1, 2007)

Dividend Capital Total Realty Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-125338	30-0309068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Acquisition or Disposition of Assets

Washington Commons Office Park

On February 1, 2007, a joint venture (the “Washington Commons Joint Venture”) between a wholly-owned subsidiary of Dividend Capital Total Realty Trust Inc. (the “Company”) and an affiliate of Alliance Commercial Partners, LLC (“Alliance”), acquired a fee interest in Washington Commons Office Park (“Washington Commons”), an office property located in Naperville, Illinois. The total acquisition cost of Washington Commons was approximately $25.2 million (consisting of an approximate $24.8 million purchase price plus additional due diligence and other closing costs) and was paid for through a combination of (i) an equity contribution from the Company to the Washington Commons Joint Venture using proceeds from the Company’s public equity offering and available cash, (ii) an equity contribution from Alliance to the Washington Commons Joint Venture and (iii) debt financing obtained by the Washington Commons Joint Venture. Washington Commons consists of three buildings comprising 196,558 net rentable square feet and is currently 93.5% leased.

The debt financing described above consists of an interest-only, secured loan agreement (the “Washington Commons Loan Agreement”) entered into by the Washington Commons Joint Venture with JP Morgan Bank, N.A. on February 1, 2007. The base term of the Washington Commons Loan Agreement is five years. Pursuant to the Washington Commons Loan Agreement, the Washington Commons Joint Venture received loan proceeds of $21.3 million in the form of a promissory note at a fixed interest rate of 5.94% secured by a mortgage on Washington Commons. The promissory note is non-recourse to both the Washington Commons Joint Venture and the Company.

Pursuant to an advisory agreement between the Company and Dividend Capital Total Advisors LLC (the “Advisor”), upon closing the Company paid to the Advisor an acquisition fee in the amount of approximately $396,000 (equal to 2% of the Company’s pro rata portion of the approximate $24.8 million purchase price). Such amount is not included in the approximate $25.2 million total acquisition cost of Washington Commons. The Advisor will also receive an asset management fee consisting of: (i) a monthly fee equal to one twelfth of 0.5% of the Company’s pro rata portion of the aggregate cost (before non cash reserves and depreciation) of Washington Commons and (ii) a monthly fee equal to 6.0% of the Company’s pro rata portion of the aggregate monthly net operating income derived from Washington Commons.

The Washington Commons Joint Venture was formed for the purpose of acquiring Washington Commons, although the Company and Alliance have in the past and may in the future pursue similar arrangements. Pursuant to the Washington Commons Joint Venture, the Company and Alliance were required to make initial equity capital contributions equal to 80.0% and 20.0%, respectively, of the total acquisition cost of Washington Commons. Additional capital contributions require the unanimous written approval of both parties as to the amount and timing thereof. In addition, Alliance is eligible for potential profit participation upon the ultimate sale of Washington Commons. The Washington Commons Joint Venture has entered into a property management agreement with AVF Management LLC (“AVF Management”), a Colorado limited liability company, and an affiliate of Alliance, to manage Washington Commons on a day-to-day basis, for which AVF Management will receive customary market-based property management fees.

Washington Commons was acquired by the Washington Commons Joint Venture pursuant to a purchase agreement entered into by and between Alliance and New Tower Trust Company, Washington Commons Phase II LP and Washington Commons Phase III LP, the sellers. The total cost of this acquisition may increase by additional costs which have not yet been finally determined. Any additional costs are not expected to be material.

Property	Years Built (1)	Total Approximate Acquisition Cost (2), (3)	Net Rentable Area (Square Feet)	Occupancy	Major Tenant (4)
Washington Commons	1988-1999	$25,185,750	196,558	93.5%	Toyota Motor Sales

(1)	The property consists of three buildings constructed in 1988, 1990 and 1999.

(2)	The Total Approximate Acquisition Cost was funded as follows: (i) an equity contribution from the Company to the Washington Commons Joint Venture using proceeds from the Company’s public equity offering and available cash, (ii) an equity contribution from Alliance to the Washington Commons Joint Venture and (iii) debt financing obtained by the Washington Commons Joint Venture.

(3)	Total Approximate Acquisition Cost includes a purchase price of $24.8 million, plus additional transfer taxes, due diligence and closing costs. This amount does not include an estimated acquisition fee paid by the Company (pursuant to the terms of an advisory agreement described in the Company’s prospectus) to the Advisor in the amount of $396,000.

(4)	Major tenants are tenants that occupy 10% or more of the net rentable square footage of the property.

Bandera Road Marketplace

In addition to the above acquisition, on February 1, 2007, the Company, also acquired Bandera Road Marketplace (“Bandera Road”), a grocery-anchored retail center located in San Antonio, Texas. The total acquisition cost of Bandera Road was approximately $30.0 million (consisting of an approximate $29.6 million purchase price plus additional due diligence and other closing costs) and was paid for through a combination of (i) an equity contribution from the Company using proceeds from the Company’s public equity offering and available cash and (ii) debt financing obtained by the Company. Bandera Road consists of approximately 160,223 net rentable square feet and is currently 97.0% leased.

The debt financing described above consists of an interest-only, secured loan agreement (the “Bandera Road Loan Agreement”) entered into by a wholly-owned subsidiary of the Company with Countrywide Commercial Real Estate Finance, Inc. on February 1, 2007. The base term of the Bandera Road Loan Agreement is ten years. Pursuant to the Bandera Road Loan Agreement, the Company received loan proceeds of $21.5 million in the form of a promissory note at a fixed interest rate of 5.46% secured by a mortgage on Bandera Road. The promissory note is non-recourse to the Company.

Pursuant to an advisory agreement between the Company and the Advisor, upon closing the Company paid to the Advisor an acquisition fee in the amount of $591,500 (equal to 2% of the approximate $29.6 million purchase price). Such amount is not included in the approximate $30.0 million total acquisition cost of Bandera Road. The Advisor will also receive an asset management fee consisting of: (i) a monthly fee equal to one twelfth of 0.5% of the Company’s pro rata portion of the aggregate cost (before non cash reserves and depreciation) of Bandera Road and (ii) a monthly fee equal to 6.0% of the aggregate monthly net operating income derived from Bandera Road. However, the aggregate monthly fee to be paid to the Advisor in the aggregate shall not exceed one-twelfth of 0.75% of the aggregate cost of Bandera Road.

The wholly-owned subsidiary of the Company has entered into a property management agreement with Cencor Realty Services (“Cencor”), a Texas limited liability company to manage Bandera Road on a day-to-day basis, for which Cencor will receive customary market-based property management fees.

Bandera Road was acquired pursuant to a purchase agreement entered into by and between a wholly-owned subsidiary of the Company and Principal Life Insurance Company, the seller. The total cost of this acquisition may increase by additional costs which have not yet been finally determined. Any additional costs are not expected to be material.

Property	Year Built	Total Approximate Acquisition Cost (1), (2)	Net Rentable Area (Square Feet)	Occupancy	Major Tenants (3)
Bandera Road Marketplace	1990	$29,983,972	160,223	97.0%	H-E-B Grocery, Office Depot

(1)	Total Approximate Acquisition Cost includes a purchase price of $29.6 million, plus additional transfer taxes, due diligence and closing costs. This amount does not include an estimated acquisition fee paid by the Company (pursuant to the terms of an advisory agreement described in the Company’s prospectus) to the Advisor in the amount of $591,500.

(2)	The Total Approximate Acquisition Cost was funded as follows: (i) an equity contribution from the Company using proceeds from the Company’s public equity offering and available cash and (ii) debt financing obtained by a wholly-owned subsidiary of the Company.

(3)	Major tenants are tenants that occupy 10% or more of the net rentable square footage of the property.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 2.01 is hereby incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

To be filed by amendment. Pursuant to Item 9.01 of Form 8-K, the registrant hereby undertakes to file financial statements filed in response to items 2.01 and 2.03 on an amendment to the Current Report on Form 8-K within 75 days from the date of each of the respective acquisitions referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dividend Capital Total Realty Trust Inc. (Registrant)

Date: February 6, 2007	By:	/s/ JOHN E. BIALLAS
	Name:	John E. Biallas
	Title:	Chief Operating Officer